Exhibit 99.1

NOVEMBER 14, 2016

Rennova Health REPORTS THIRD quarter 2016 FINANCIAL RESULTS

Conference call begins at 11:00 a.m. Eastern time today

WEST PALM BEACH, Fla. (November 14, 2016) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAZ), a vertically integrated provider of industry-leading diagnostics, supportive software and medical billing services (“Rennova” or the “Company”), today reported financial results for the three and nine months ended September 30, 2016, and provided a business update.

Business highlights for the third quarter of 2016 and recent weeks include:

•	Submitted a bid and proposal accompanied by a deposit for the purchase of certain assets related to a rural critical access hospital. We expect to know if our bid has been successful in December 2016.
•	Entered into an agreement to acquire the remaining 85% of a specialty pharmacogenomics laboratory, Genomas, Inc.
•	Entered into additional preferred provider network agreements with managed care organizations including Community Care Plan in Florida and Wellcare in Kentucky bringing the number of contracts now in place with payers to 18.
•	Secured additional Medicaid laboratory licensure, meaning the Company now holds Medicaid licenses in 27 states.
•	Continued to grow our laboratory division and services; including initiated the integration of our software with a Clinical Research Organization in California that we believe will lead to the provision of contracted lab services and; initiated relations with an Accountable Care Organization that has agreements with 104 doctors’ offices. We have recently secured the first of these doctors as a customer and believe this will lead to us providing lab services to an expanded base of patients. We currently have a record 139 active customers.
•	Added numerous new contracted customers in our software division for the Company’s flagship M2Select electronic health record (“EHR”) product services and M2Pro, our EHR for the ambulatory sector, bringing the current number of contracted customers to 83.
•	In the third quarter employed a specialist team for substance abuse billing and launched our medical billing services to that sector, securing 17 contracted customers already. Our average contracted fee for services is approximately 6% of the revenue of these customers.
•	We were granted an extension by Nasdaq on September 13th of 180 days to comply with rule 5550(a)(2) (“the Rule”), relating to the bid price of the Company’s common stock not meeting the minimum $1.00 per share requirement for continued listing. If at any time before March 13, 2017, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Rule, and the matter will be closed.
•	Signed a contract with Academy Medical, LLC, a Service-Disabled Veteran-Owned Small Business, to promote the sale of services to the United States federal government. The agreement confirms Rennova’s Riviera Beach Laboratory’s appointment as Academy’s exclusive federal government business channel partner to provide for the sale of Laboratory services to federal government customers, including the U.S. Department of Veterans Affairs, U.S. Department of Defense and U.S. Health and Human Services facilities, among others, as well as non-government and commercial institutional customers.
•	Converted approximately $2.1 million of related party obligations to Equity in August.
•	Closed a public underwriting in July for net proceeds of approximately $7.5 million.
•	Completed the removal of all downside protection in preferred stock or warrants in the Company.

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Management Commentary

“Our third quarter financial results are disappointing and do not reflect the continued performance and success the Company has had in recent months in securing new customers in all divisions of our business. Sales for the third quarter were less than the second quarter as a result of the adjustment of our model towards business for which we are more likely to secure payment, and longer onboarding and integration times to start new customers. Underlying sales in our software division have grown in the third quarter, and we achieved a number of milestones and advanced several initiatives to create cost efficiencies and drive growth in the fourth quarter and throughout 2017,” said Seamus Lagan, Rennova’s chief executive officer. “Our immediate focus is to return Rennova to profitability. To that end, we believe it is vital to secure preferred provider contracts with insurance companies and other third-party payers. This, we believe, will ensure adequate and timely payment for our core business of laboratory testing services. Our success in securing licensure and contracts throughout the year has driven the refocus of our sales efforts on securing new business for which these licenses and contracts enable us to receive payment.”

“As previously disclosed, late 2015 saw a dramatic adjustment in the substance abuse sector in which we have historically been focused. A number of large third-party payers declined to reimburse laboratory testing services in the drug rehabilitation and toxicology sector, owing to industry-wide issues of integrity. Despite our exceptional compliance record, Rennova was negatively impacted by these decisions. However, I am very pleased with the progress we are making to expand preferred provider contracts, diversify our diagnostics business and build contracted sustainable relationships for the other divisions of our Company. As a result of these efforts, I believe we are on a path to quickly achieve positive and profitable cash flow in the immediate future.”

Commenting on expectations for the remainder of the year, Mr. Lagan said, “While the lag in sales revenue from our recently added customers and the losses incurred throughout the year have created an uncomfortable financial position for the Company that has resulted in the Company being in default of certain obligations, the Company is currently seeking, and expects to secure, the additional capital required to get to cash flow break even and profitability in the near future. The Company expects that recent achievements have created the opportunity to grow revenues adequately in all divisions to service its financial commitments and meet its business objectives,” Mr. Lagan concluded.

Financial Results

Net revenues for the third quarter of 2016 were $0.3 million, compared with $5.9 million for the third quarter of 2015. The decrease was primarily due to lower insured test volume, as well as the determination as of September 30, 2016 that the collectible portion of gross billings that should be reflected in net revenues was 15% of outgoing billings, compared with 20% of outgoing billings the prior year. The change in estimate of the collectible gross billings impacted our revenues for the quarter by $1.7 million. As a result, Clinical Laboratory Operations Revenue was $0.2 million in the third quarter of 2016, as compared with $4.1 million for the same period of a year ago.

Total Supportive Software Solutions billings was $0.2 million in the third quarter of 2016, of which approximately $0.1 million was recognized in net revenues in the third quarter, with the remainder to be recognized in future periods. We had de minimus software revenues in the third quarter of 2015. The increase was due to revenues generated by sales of the Company’s Medical Mime EHR product, which was launched in the fourth quarter of 2015.

Decision Support and Informatics net revenues were $0.1 million for the third quarter of 2016, compared with no revenues in the prior year’s third quarter, as this segment was created with the acquisition of CollabRx, Inc. in November 2015.

Operating expenses for the third quarter of 2016 were $12.9 million, compared with $9.5 million for the prior-year third quarter. The increase was primarily due to bad debt expense of $3.7 million, engineering expenses associated with the acquisition of CollabRx of $0.5 million, and to an increase in general and administrative expenses of $1.0 million, partially offset by a decline in direct costs of revenue of $1.5 million. The Company has transitioned a significant portion of its testing from external reference laboratories to internal processing, which resulted in a 70% decrease in direct costs per sample.

The Company reported other income of $0.6 million for the third quarter of 2016, compared with other expense of $0.4 million for the third quarter of 2015. The increase was mainly due to a gain on the change in the value of derivative instruments of $2.1 million in 2016, partially offset by an increase in interest expense of $1.1 million. The Company recognized no income tax benefit for the third quarter of 2016, compared with an income tax benefit of $2.7 million for the third quarter of 2015.

Net loss attributable to common stockholders for the third quarter of 2016 was $12.0 million, or $0.29 per basic and diluted share, compared with a net loss attributable to common stockholders for the third quarter of 2015 of $1.5 million, or $0.05 per basic and diluted share.

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Net revenues for the nine months ended September 30, 2016 were $5.2 million, compared with $28.9 million for the nine months ended September 30, 2015. The decline was primarily due to lower insured test volume in the Clinical Laboratory Operations segment. The nine months ended September 30, 2016 include software revenues of $0.6 million, as compared to $0.5 million in the same period of a year ago, and $0.5 million of Decision Support and Informatics revenues. Operating expenses declined to $29.7 million for the nine months ended September 30, 2016, compared with operating expenses of $34.9 million in the prior-year period. The decrease was largely due to a $7.3 million reduction in direct costs of revenue and a $2.2 million decrease in general and administrative expenses. The net loss attributable to common stockholders for the nine months ended September 30, 2016 was $22.1 million, or $0.94 per basic and diluted share, compared with a net loss attributable to common stockholders of $6.1 million, or $0.21 per basic and diluted share, for the prior-year period.

The Company had cash and cash equivalents of $0.5 million as of September 30, 2016, compared with $8.8 million as of December 31, 2015. The Company has not made the last two required payments under a senior secured convertible debenture with an outstanding principal amount of $3.0 million, and currently does not have the financial resources to satisfy this obligation. The Company is currently negotiating a forbearance agreement with the lender and is exploring several alternatives to refinance the debenture.

Conference Call and Webcast

Rennova Health management will hold a conference call and webcast today at 11:00 a.m. Eastern time to discuss third quarter financial results and provide a business update. To access the conference call please dial 888-563-6275 from within the U.S. or 706-634-7417 from outside the U.S. All listeners should provide passcode 16435379. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.rennovahealth.com.

Following the conclusion of the conference call, a replay will be available through November 20, 2016 and can be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 16435379. The webcast will be available for 30 days.

About Rennova Health, Inc.

Rennova Health, Inc. (NASDAQ: RNVA) provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information about Rennova Health, Inc., visit www.rennovahealth.com.

Rennova Health Safe Harbor Statement

This press release includes forward-looking statements that are subject to significant risks and uncertainties; actual results could differ materially from those projected and Rennova Health cautions investors not to place undue reliance on the forward-looking statements contained in this release. Risks and uncertainties relating to Rennova Health include those found in Rennova’s filings with the Securities and Exchange Commission, which are available on www.sec.gov. Rennova Health undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

(Tables to follow)

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RENNOVA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash	$514,344	$8,833,230
Accounts receivable, net	2,655,132	8,149,484
Prepaid expenses and other current assets	771,527	1,193,077
Income tax refunds receivable	723,410	3,813,066
Total current assets	4,664,413	21,988,857

Property and equipment, net	5,053,790	7,148,295
Deposits	479,734	232,774

Total assets	$10,197,937	$29,369,926

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable (includes related parties)	$2,627,238	$4,360,035
Accrued expenses	3,627,188	5,285,455
Income taxes payable	942,433	1,398,053
Current portion of notes payable	8,528,193	269,031
Current portion of notes payable, related party	1,368,500	5,133,888
Current portion of capital lease obligations	1,339,498	1,323,708
Total current liabilities	18,433,050	17,770,170

Other liabilities:
Notes payable, net of current portion	–	2,903,898
Capital lease obligations, net of current portion	1,398,481	2,394,171
Derivative liabilities	404,492	7,495,486

Total liabilities	20,236,023	30,563,725

Commitments and contingencies

Stockholders' deficit:
Series B preferred stock, $0.01 par value, 5,000 shares authorized, 0 and 5,000 shares issued and outstanding at September 30, 2016 and December 31, 2015	–	50
Series C preferred stock, $0.01 par value, 10,350 shares authorized, 0 and 9,000 shares issued and outstanding at September 30, 2016 and December 31, 2015	–	90
Series E preferred stock, $0.01 par value, 45,000 shares authorized, 0 and 45,000 shares issued and outstanding at September 30, 2016 and December 31, 2015	–	450
Series G preferred stock, $0.01 par value, 14,000 shares authorized, 9,611 and 0 shares issued and outstanding at September 30, 2016 and December 31, 2015	96	–
Common stock, $0.01 par value, 500,000,000 shares authorized, 55,160,931 shares issued and outstanding at September 30, 2016, 50,000,000 shares authorized, 14,651,837 shares issued and outstanding at December 31, 2015	551,609	143,951
Additional paid-in-capital	39,552,927	26,688,837
Accumulated deficit	(50,142,718)	(28,027,177)
Total stockholders' deficit	(10,038,086)	(1,193,799)

Total liabilities and stockholders' deficit	$10,197,937	$29,369,926

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RENNOVA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net Revenues	$290,004	$5,890,918	$5,222,529	$28,921,351

Operating expenses:
Direct costs of revenue	336,023	1,866,741	1,290,326	8,566,372
General and administrative expenses	7,044,462	6,082,929	18,892,835	21,118,902
Sales and marketing expenses	570,788	784,763	2,034,499	3,106,551
Engineering expenses	546,525	–	1,636,702	–
Bad debt expense	3,666,707	–	3,668,092	99,754
Depreciation and amortization	702,275	728,572	2,131,232	1,979,006
Total operating expenses	12,866,780	9,463,005	29,653,686	34,870,585

Loss from operations	(12,576,776)	(3,572,087)	(24,431,157)	(5,949,234)

Other income (expense):
Other income	127,008	–	227,020	23
Change in fair value of derivative instruments	2,087,041	190,000	6,813,701	190,000
(Loss) gain on legal settlement	–	–	(17,652)	275,028
Interest expense	(1,646,712)	(547,378)	(4,707,453)	(1,594,921)
Total other (expense) income	567,337	(357,378)	2,315,616	(1,129,870)

Loss before income taxes	(12,009,439)	(3,929,465)	(22,115,541)	(7,079,104)

Income tax benefit	–	(2,678,777)	–	(2,579,977)

Net loss	(12,009,439)	(1,250,688)	(22,115,541)	(4,499,127)

Preferred stock dividends	–	268,927	–	1,589,321

Net loss attributable to common stockholders	$(12,009,439)	$(1,519,615)	$(22,115,541)	$(6,088,448)

Net loss per common share:
Basic and diluted	$(0.29)	$(0.05)	$(0.94)	$(0.21)

Weighted average number of common shares
outstanding during the period:
Basic and diluted	41,313,448	30,955,483	23,574,845	29,064,792

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Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com

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